UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 12, 2019

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
16350 Ventura Boulevard, Suite D #811 Encino, CA 91436 (Address of Principal Executive Offices and zip code);

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 12, 2019. At the annual meeting, there were 24,470,255 shares of the Registrant’s common stock entitled to vote, and 22,890,616 (93.6%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
John Regazzi	18,772,392	3,810
Chad J. Cooper	18,772,392	3,810
Peter Victor Derycz	18,772,392	3,810
Merrill McPeak	18,769,392	6,810
Roy W. Olivier	18,772,392	3,810

 2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Registrant’s independent accountants for the year ending June 30, 2020.

For	Against	Abstain
22,833,938	2,678	54,000

3. Proposal to approve an amendment to the Research Solutions, Inc. 2017 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,874,513 to 2,374,513.

For	Against	Abstain	Broker Non-Votes
13,660,460	243,183	4,872,559	4,114,414

4. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
18,720,202	48,850	7,150	4,114,414

5. Proposal to hold a non-binding advisory vote regarding the frequency of the non-binding advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain
17,437,944	5,000	120,800	1,212,458

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 18, 2019	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer